BOSTON PRIVATE offers a full spectrum of wealth, trust, and banking services designed to give you one trusted resource to help simplify and strengthen your financial life. Every individual and organization has a different reason WHY they work so hard. At Boston Private, we strive to understand what drives our clients, so that we can help them live and work the way they want. Understanding what our clients’ wealth is really for enables us to formulate a custom strategy and solution to help them achieve their goals, hopes and dreams for today and tomorrow. Headquartered in Boston, we serve clients from our offices located in the major markets of Greater Boston, New York, San Francisco, San Jose, Los Angeles, Miami, and Palm Beach Gardens.2 bostonprivate.com Quarterly Statement of FINANCIAL CONDITION for Boston Private Bank & Trust Company FINANCIAL HIGHLIGHTS Third Quarter 2020 $7.9 Billion Total Deposits $16.3 Billion Total Client Assets1 8.5% Tier 1 Leverage Capital Ratio (Above the 5.00% required by the FDIC to be well-capitalized) $7.2 Billion Total Loans $2.8 billion of cash, high-quality unpledged investment securities, and borrowing capacity from the Federal Home Loan Bank as of September 30, 2020 Capital Base Asset Quality Nonperforming Loans represent 0.57% of the total loan portfolio as of September 30, 2020. Capital ratios in excess of levels banking regulators consider to be well-capitalized. Liquidity Profile IDC Rating3 Superior (as of 09/30/2020)

The financial highlights and condensed balance sheet below demonstrate the overall financial strength of Boston Private Bank & Trust Company as of **September 30, 2020**.

CAPITAL BASE (as of 09/30/2020)



14%
12%
10%
8%
6%
4%
2%
0%
13.04%
10%
11.79%
8%
11.79%
6.5%
8.50%
5%
Total Risk-Based
Tier 1 Risk-Based
Common Equity Tier 1 Risk-Based
Tier 1 Leverage

CAPITAL	09/30/20
Total Risk-Based	13.04%
Tier 1 Risk-Based	11.79%
Common Equity Tier 1	11.79%
Tier 1 Leverage	8.50%

Well-Capitalized

Boston Private Bank & Trust Company

CONDENSED BALANCE SHEET ($ in thousands)

ASSETS	09/30/2020
CASH & INVESTMENTS	**$ 1,593,040**
LOANS	
Loans held for sale	15,074
Commercial & Construction	3,927,074
Residential Mortgage	2,729,164
Home Equity and Consumer	194,835
Paycheck Protection Program Loans	371,496
Total Loans	**7,222,569**
Less: Allowance for loan losses	(84,551)
Net Loans	**7,138,018**
OTHER ASSETS	**653,016**
TOTAL ASSETS	**$9,399,148**

LIABILITIES & SHAREHOLDER'S EQUITY	09/30/2020
DEPOSITS	
Demand Deposits	$2,413,348
NOW	616,847
Savings & Money Market	4,315,280
Certificate of Deposit	537,139
Total Deposits	**7,882,614**
BORROWINGS	**338,780**
OTHER LIABILITIES	**300,620**
TOTAL LIABILITIES	**8,522,014**
SHAREHOLDER'S EQUITY	**877,134**
TOTAL LIABILITIES AND EQUITY	**$9,399,148**

[1]Total Client Assets includes: (1) the value of client portfolios under management by Boston Private Wealth LLC ("BPW"); (2) the value of ERISA plans and non-managed client assets to which BPW provides advisory services; and (3) assets held for safekeeping (custody) by Boston Private Bank and Trust Company ("BPBTC") for clients of Trust and Fiduciary Services and BPW.

[2] Certain offices may offer only wealth management or private banking services.

[3]As of September 30, 2020, Boston Private Bank & Trust Company's safety and soundness was ranked "Superior" according to IDC Financial Publishing.

As part of an independent third-party assessment of Boston Private Bank & Trust Company, IDC Financial Publishing, Inc. (IDC), a bank rating agency, has been rating the safety and soundness of banks since 1985. Every quarter, IDC calculates a one-number rank for over 13,000 financial institutions, using 24 key financial ratios. Bank safety ratings fall into one of six categories: Superior, Excellent, Average, Below Average, Lowest Ratios, and Rank of One.

Private Banking and Trust services are offered through Boston Private Bank & Trust Company, a Massachusetts Chartered Trust Company. Wealth Management services are offered through Boston Private Wealth LLC, an SEC Registered Investment Adviser and wholly owned subsidiary of Boston Private Bank & Trust Company. Boston Private Bank & Trust Company, its parent, its subsidiaries, and their staff, do not provide accounting services or legal advice. You should consult with your legal professional or tax preparer prior to taking any action relating to the subject matter contained in this communication.

Member FDIC

Investments are Not FDIC Insured, Not Guaranteed and May Lose Value.

EQUAL HOUSING LENDER

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